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                            ARTHUR ANDERSEN LLP


                  Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-09813 and No. 333-09823.


Arthur Andersen LLP

Sacramento, California
March 30, 1998